UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2022
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On February 9, 2022, the Board of Directors (the "Board") of Celanese Corporation (the "Company") increased the size of the Board from nine to eleven members and elected each of Rahul Ghai and Michael Koenig as a director of the Company.
Mr. Ghai and Mr. Koenig have been elected to serve on the Board until the Company's 2022 Annual Meeting of Shareholders expected to be held in April 2022, at which time each will be a nominee for election by the Company's shareholders. Initially, Mr. Ghai will serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee, and Mr. Koenig will serve as a member of the Compensation and Management Development Committee and the Environmental, Health, Safety, Quality and Public Policy (EHSQPP) Committee.
The Board has determined that (a) Mr. Ghai and Mr. Koenig are each independent directors within the meaning of the Securities Exchange Act of 1934, as amended, rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "SEC") thereunder, and the listing standards of the New York Stock Exchange (the "NYSE Listed Company Manual"), (b) neither Mr. Ghai nor Mr. Koenig is related to any officer or director of the Company or is a party to any transactions or relationships with the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K, and (c) Mr. Ghai qualifies as an audit committee financial expert as defined by the SEC.
Mr. Ghai and Mr. Koenig will be compensated in accordance with the Company's compensation practices for non-management directors. The components of this program were disclosed by the Company in its proxy statement filed with the SEC on March 5, 2021, and since such filing, the Company has increased the amounts of the annual cash retainer and annual time-vested restricted stock units components from $105,000 to $115,000 and $150,000 to $160,000, respectively. Accordingly, each will receive a cash retainer and an initial grant of time-vested restricted stock units, to be pro-rated accordingly from the effective date of election. Mr. Ghai and Mr. Koenig will also be reimbursed for expenses incurred on behalf of the Company, in accordance with Company policy.
There are no arrangements or understandings between Mr. Ghai or Mr. Koenig and any other person pursuant to which either was elected as director.
On February 9, 2022, the Company issued a press release announcing the election of Mr. Ghai and Mr. Koenig, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are being furnished herewith:

Exhibit Number
Description

99.1	Press Release dated February 9, 2022*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ MICHAEL R. SULLIVAN
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	February 9, 2022
3